UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 9, 2013

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2013, the Board of Directors (the “Board”) of Cheniere Energy, Inc. (the “Company”) elected Randy A. Foutch as a member of the Board to fill a vacancy. Mr. Foutch was elected as a Class III director to serve in such office until the 2014 annual meeting of stockholders of the Company or until his successor shall be duly elected and qualified. Mr. Foutch was appointed to the Compensation Committee and the Governance and Nominating Committee of the Board.

Upon his appointment to the Board, Mr. Foutch became entitled to compensation payable to non-employee directors elected to the Board. Non-employee directors of the Company will receive compensation of $180,000, payable 100% in restricted stock or 50% in restricted stock and 50% in cash at the director's election, for service for the period from the Company's 2013 annual meeting of stockholders through the 2014 annual meeting of stockholders. The amount of Mr. Foutch's compensation will be prorated for this period and will be $158,000.

Item 8.01 Other Events.

On July 11, 2013, the Company issued a press release announcing the election of Mr. Foutch as a director, a copy of which is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference. Information included on the Company's website is not incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

Exhibit
Number        Description

99.1*	Press Release, dated July 11, 2013.
_______________
*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: July 11, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number        Description

99.1*	Press Release, dated July 11, 2013.
_______________
*Filed herewith